Exhibit 10.4

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made and entered into as of this [            ] day of [—], 2013, by and among Taylor Morrison Home Corporation (the “Company”), Taylor Morrison Holdings, Inc. (“U.S. Parent”), Monarch Communities Inc. (“Canadian Parent” and, collectively with the Company and U.S. Parent, the “TMM Companies,” and each a “TMM Company”), and [            ] (“Indemnitee”).

WHEREAS, in light of the litigation costs and risks to directors resulting from their service to companies, and the desire of the TMM Companies to attract and retain qualified individuals to serve as directors, it is reasonable, prudent and necessary for each of the TMM Companies to indemnify and advance expenses on behalf of its and the other TMM Companies’ directors to the fullest extent permitted by applicable law so that they shall serve or continue to serve one or more of the TMM Companies free from undue concern regarding such risks;

WHEREAS, the Indemnitee has been serving as a director of one or more of the TMM Entities (as hereinafter defined) and one or more of the TMM Companies has requested that Indemnitee serve or continue to serve as a director of one or more of the TMM Entities; and

WHEREAS, Indemnitee is willing to serve as a director of the board of directors of one or more of the TMM Entities on the condition that Indemnitee be jointly and severally indemnified by the TMM Companies as provided for herein; and

WHEREAS, Indemnitee does not regard the advancement or indemnification protections provided for in the Organizational Documents (as hereinafter defined) to be adequate protection against personal liability; and

WHEREAS, Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Designating Stockholders (as hereinafter defined) (or their affiliates other than the Indemnitors), which Indemnitee, the Indemnitors and the Designating Stockholders (or their affiliates) intend to be secondary to the primary obligation of the TMM Companies to indemnify Indemnitee as provided herein, with TMM Companies’ acknowledgment of and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve as a director of the board of directors of any of the TMM Entities.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the TMM Companies and Indemnitee do hereby covenant and agree as follows:

1. Services by Indemnitee. Indemnitee agrees to serve (or continue to serve, as the case may be) as a director of one or more of the TMM Entities. Indemnitee may at any time and for any reason resign from any such position.

2. Indemnification - General. On the terms and subject to the conditions of this Agreement, the TMM Companies shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all losses, liabilities, judgments, fines, penalties, costs, amounts paid in settlement, Expenses (as hereinafter defined)

and other amounts that Indemnitee incurs and that result from, arise in connection with or are by reason of Indemnitee’s Corporate Status (as hereinafter defined) and shall advance Expenses to Indemnitee. The obligations of the TMM Companies under this Agreement (a) are joint and several obligations of each TMM Company, (b) are intended to apply to the fullest extent permitted by applicable law; (c) shall continue after such time as Indemnitee ceases to serve as a director of the TMM Entities or in any other Corporate Status, (d) include, without limitation, claims for monetary damages against Indemnitee in respect of any actual or alleged liability or other loss of Indemnitee, and (e) be fully primary relative to any obligation of any Designating Stockholder to the fullest extent permitted under applicable law (including, if applicable, Section 145 of the Delaware General Corporation Law) as in existence on the date hereof and as amended from time to time. A limitation under the law applicable to any TMM Company on providing indemnification or an advancement of Expenses to Indemnitee shall not limit the indemnification and advancement obligations of any TMM Company not so limited.

3. Proceedings Other Than Proceedings by or in the Right of the TMM Entities. If in connection with or by reason of Indemnittee’s Corporate Status, Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of any of the TMM Entities to procure a judgment in its favor, the TMM Companies shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein.

4. Proceedings by or in the Right of the TMM Entities. If in connection with or by reason of Indemnitee’s Corporate Status, Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of any of the TMM Entities to procure a judgment in such TMM Entity’s favor, the TMM Companies shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein.

5. Mandatory Indemnification in Case of Successful Defense. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in defense of any Proceeding or any claim, issue or matter therein (including, without limitation, any Proceeding brought by or in the right of any TMM Entity, the TMM Companies shall, to the fullest extent permitted by law, jointly and severally indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses incurred by Indemnitee or on behalf of Indemnitee in connection therewith. If Indemnitee is not wholly successful in defense of such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the TMM Companies shall, to the fullest extent permitted by law, jointly and severally indemnify Indemnitee against all Expenses incurred by Indemnitee or on behalf of Indemnitee in connection with each successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, on substantive or procedural grounds, or settlement of any such claim prior to a final judgment by a court of competent jurisdiction with respect to such Proceeding, shall be deemed to be a successful result as to such claim, issue or matter; provided, however, that any settlement of any claim, issue or matter in such a Proceeding shall not be deemed to be a successful result as to such claim, issue or matter if such settlement is effected by Indemnitee without the TMM Companies’ prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

6. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement or otherwise to indemnification by any of the TMM Companies for some or a portion of the Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee or on behalf of Indemnitee in connection with a Proceeding or any claim, issue or matter therein, in whole or in part, or if the Indemnitee is or was acting in furtherance of Indemnitee’s Corporate Status, the TMM Companies shall jointly and severally indemnify Indemnitee to the extent to which Indemnitee is entitled to such indemnification.

7. Indemnification for Additional Expenses Incurred to Secure Recovery or as Witness.

(a) The TMM Companies shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, any and all Expenses and, if requested by Indemnitee, shall advance on an as-incurred basis (subject to Section 8 of this Agreement) such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action or proceeding or part thereof brought by Indemnitee for (i) indemnification or advance payment of Expenses by the TMM Companies under this Agreement, any other agreement or the Organizational Documents of the applicable TMM Company as now or hereafter in effect; or (ii) recovery under any director and officer liability insurance policies maintained by any TMM Entity.

(b) To the extent that Indemnitee is a witness (or is forced or asked to respond to discovery requests) in any Proceeding to which Indemnitee is not a party, the TMM Companies shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, and the TMM Companies shall advance on an as-incurred basis (in accordance with Section 8 of this Agreement), all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection therewith.

8. Advancement of Expenses. The TMM Companies shall, to the fullest extent permitted by law, advance on a current and as-incurred basis all Expenses incurred by Indemnitee in connection with any Proceeding in any way connected with, resulting from or relating to Indemnitee’s Corporate Status. Such Expenses shall be paid in advance of the final disposition of such Proceeding, without regard to whether Indemnitee shall ultimately be entitled to be indemnified for such Expenses and without regard to whether an Adverse Determination (as hereinafter defined) has been or may be made. Upon submission of a request for advancement of Expenses pursuant to Section 9(c) of this Agreement, Indemnitee shall be entitled to advancement of Expenses as provided in this Section 8, and such advancement of Expenses shall continue until such time (if any) as there is a final non-appealable judicial determination that Indemnitee is not entitled to indemnification. Indemnitee shall repay such amounts advanced if and only to the extent that it shall ultimately be determined in a decision by a court of competent jurisdiction from which no appeal can be taken that Indemnitee is not entitled to be indemnified by the TMM Companies for such Expenses. Such repayment obligation shall be unsecured and shall not bear interest. The TMM Companies shall not impose on Indemnitee additional conditions to advancement or require from Indemnitee additional undertakings regarding repayment.

9. Indemnification Procedures.

(a) Notice of Proceeding. Indemnitee agrees to notify the TMM Companies promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses hereunder. Any failure by Indemnitee to notify any TMM Company shall relieve the TMM Company of its advancement or indemnification obligations under this Agreement only to the extent the TMM Company can establish that such omission to notify resulted in actual and material prejudice to it which cannot be reversed or otherwise eliminated without any material negative effect on the TMM Company, and the omission to notify such TMM Company shall, in any event, not relieve any TMM Company from any liability which it may have to indemnify Indemnitee otherwise than under this Agreement. If, at the time of receipt of any such notice, the TMM Companies have director and officer liability insurance policies in effect, the TMM Companies shall promptly notify the relevant insurers in accordance with the procedures and requirements of such policies. The TMM Companies shall thereafter keep such director and officer, or other management or professional liability, insurers informed of the status of the Proceeding or other claim, as appropriate to secure coverage of Indemnitee for such claim.

(b) Defense; Settlement. Indemnitee shall have the sole right and obligation to control the defense or conduct of any claim or Proceeding with respect to Indemnitee. The TMM Companies shall not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, effect any settlement of any Proceeding against Indemnitee or which could have been brought against Indemnitee. The TMM Companies shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Proceeding against Indemnitee if such settlement is effected by Indemnitee without the TMM Companies’ prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, unless such settlement solely involves the payment of money or performance of any obligation by persons other than the TMM Companies and includes an unconditional release of the TMM Companies by any party to such Proceeding other than the Indemnitee from all liability on any matters that are the subject of such Proceeding and an acknowledgment that the TMM Companies deny all wrongdoing in connection with such matters.

(c) Request for Advancement; Request for Indemnification.

(i)	To obtain advancement of Expenses under this Agreement, Indemnitee shall submit to the TMM Companies a written request therefor, together with such invoices or other supporting information as may be reasonably requested by the TMM Companies and reasonably available to Indemnitee. Indemnitee shall submit an unsecured written undertaking to repay amounts advanced only to the extent required by applicable law which cannot be waived. The TMM Companies shall make advance payment of Expenses to Indemnitee required by this Agreement no later than fifteen (15) business days after receipt of the written request for advancement (and each subsequent request for advancement) by Indemnitee. If, at the time of receipt of any such written request for advancement of Expenses, the TMM Companies have director and officer insurance policies in effect, the TMM Companies shall promptly notify the relevant insurers in accordance with the procedures and requirements of such policies.

(ii)	To obtain indemnification under this Agreement, at any time before or after submission of a request for advancement pursuant to Section 9(c)(i) of this Agreement, Indemnitee may submit a written request for indemnification hereunder. The time at which Indemnitee submits a written request for indemnification shall be determined by the Indemnitee in the Indemnitee’s sole discretion. Once Indemnitee submits such a written request for indemnification (and only at such time that Indemnitee submits such a written request for indemnification), a Determination (as hereinafter defined) shall thereafter be made, as provided in and only to the extent required by Section 9(d) of this Agreement. In no event shall a Determination be made, or required to be made, as a condition to or otherwise in connection with any advancement of Expenses pursuant to Section 8(b) of this Agreement. If, at the time of receipt of any such request for indemnification, the TMM Companies have director and officer insurance policies in effect, the TMM Companies shall promptly notify the relevant insurers and take such other actions as necessary or appropriate to secure coverage of Indemnitee for such claim in accordance with the procedures and requirements of such policies.

(d) Determination. The TMM Companies agree that Indemnitee shall be indemnified to the fullest extent permitted by law and that no Determination shall be required in connection with such indemnification unless specifically required by applicable law which cannot be waived. In no event shall a Determination be required in connection with indemnification for Expenses pursuant to Section 7 of this Agreement or incurred in connection with any Proceeding or portion thereof with respect to which Indemnitee has been successful on the merits or otherwise. Any Determination shall be made within thirty (30) days after receipt of Indemnitee’s written request for indemnification pursuant to Section 9(c)(ii) and such Determination shall be made either

(i) by the Disinterested Directors (as hereinafter defined), even though less than a quorum, so long as Indemnitee does not request that such Determination be made by Independent Counsel (as hereinafter defined), or (ii) if so requested by Indemnitee, in Indemnitee’s sole discretion, by Independent Counsel in a written opinion to the TMM Companies and Indemnitee. If a Determination is made that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within fifteen (15) business days after such Determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such Determination. Any Expenses incurred by Indemnitee in so cooperating with the Disinterested Directors or Independent Counsel, as the case may be, making such determination shall be advanced and borne by the TMM Companies in accordance with Section 8 of this Agreement (irrespective of the Determination as to Indemnitee’s entitlement to indemnification) and each TMM Company is liable to indemnify and hold Indemnitee harmless therefrom. If the person, persons or entity empowered or selected under Section 9(d) of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a Favorable Determination within thirty (30) days after receipt by the TMM Companies of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such thirty (30) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 9(d) shall not apply if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(e).

(e) Independent Counsel. In the event Indemnitee requests that the Determination be made by Independent Counsel pursuant to Section 9(d) of this Agreement, the Independent Counsel shall be selected as provided in this Section 9(e). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors of the applicable TMM Company, in which event the Board of Directors of the applicable TMM Company shall make such selection on behalf of the TMM Companies, subject to the remaining provisions of this Section 9(e)), and Indemnitee or the TMM Companies, as the case may be, shall give written notice to the other, advising the TMM Companies or Indemnitee of the identity of the Independent Counsel so selected. The TMM Companies or Indemnitee, as the case may be, may, within fifteen (15) days after such written notice of selection shall have been received, deliver to Indemnitee or the TMM Companies, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 15 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within ten (10) days after submission by Indemnitee of a written request for indemnification pursuant to Section 9(c)(ii) of this Agreement and after a request for the appointment of Independent Counsel has been made, no Independent Counsel shall have been selected and not objected to, either the TMM Companies or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the TMM Companies or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 9(d) of this Agreement. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 9(f) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing). Any expenses incurred by or in connection with the appointment of Independent Counsel shall be borne by the TMM Companies (irrespective of the Determination of Indemnitee’s entitlement to indemnification) and not by Indemnitee.

(f) Consequences of Determination; Remedies of Indemnitee. The TMM Companies shall be bound by and shall have no right to challenge a Favorable Determination. If an Adverse Determination is made, or if for any other reason the TMM Companies do not make timely indemnification payments or advances of Expenses required by this Agreement, Indemnitee shall have the right to commence a Proceeding before a court of competent jurisdiction to challenge such Adverse Determination and/or to require the TMM Companies to make such payments or advances (and the TMM Companies shall have the right to defend their position in such Proceeding and to appeal any adverse judgment in such Proceeding). Indemnitee shall be entitled to be indemnified for all Expenses incurred in connection with such a Proceeding and to have such Expenses advanced by the TMM Companies in accordance with Section 8 of this Agreement. If Indemnitee fails to challenge an Adverse Determination within ninety (90) business days, or if Indemnitee challenges an Adverse Determination and such Adverse Determination has been upheld by a final judgment of a court of competent jurisdiction from which no appeal can be taken, then, to the extent and only to the extent required by such Adverse Determination or final judgment, the TMM Companies shall not be obligated to indemnify Indemnitee under this Agreement.

(g) Presumptions; Burden and Standard of Proof. The parties intend and agree that, to the extent permitted by law, in connection with any Determination with respect to Indemnitee’s entitlement to indemnification hereunder by any person, including a court:

(i)	it shall be presumed that Indemnitee is entitled to indemnification under this Agreement (notwithstanding any Adverse Determination), and the TMM Entities or any other person or entity challenging such right shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption;

(ii)	the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the applicable TMM Entity, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful;

(iii)	Indemnitee shall be presumed to have acted in good faith in furtherance of Indemnitee’s Corporate Status if Indemnitee’s acts or omissions in Indemnitee’s capacity as a director, officer, employee, fiduciary, trustee, or agent of any of the TMM Entities are based on the reliance in good faith on the records or books of account of the applicable TMM Entity, including financial statements, or on information supplied to Indemnitee by the officers, employees, or committees of the board of directors of the applicable TMM Entity, or on the advice of legal counsel or other advisors (including financial advisors and accountants) for the applicable TMM Entity or on information or records given in reports made to the applicable TMM Entity by an independent certified public accountant or by an appraiser or other expert or advisor selected by the applicable TMM Entity; and

(iv)	the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of any of the TMM Entities or relevant enterprises shall not be imputed to Indemnitee in a manner that limits or otherwise adversely affects Indemnitee’s rights hereunder.

The provisions of this Section 9(g) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(h) Notwithstanding any other provision of this Agreement, any remedy, recourse or recovery of Indemnitee hereunder shall be sought: (i) first from the TMM Company with which Indemnitee is employed or serves as a director; (ii) second, if recovery is not available under (i) above, from the direct or indirect parent entities of the TMM Entity with which Indemnitee is employed or serves as a director; (iii) third, if recovery is not available under (i) or (ii) above, from the direct or indirect subsidiaries of the TMM Entity with which Indemnitee is employed or serves as a director; and (iv) fourth, if recovery is not available under (i), (ii) or (iii) above, from any other TMM Company.

10. Remedies of Indemnitee.

(a) Subject to Section 10(e), in the event that (i) an Adverse Determination is made pursuant to Section 9(d) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses required by this Agreement is not timely made pursuant to Section 9(c) of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9(d) of this Agreement within thirty (30) days after receipt by the TMM Companies of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6 or 7 of this Agreement within fifteen (15) business days after receipt by the TMM Companies of a written request therefor, (v) payment of indemnification pursuant to Section 3, 4 or 7 of this Agreement is not made within fifteen (15) business days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) the TMM Companies or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 10(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 5 of this Agreement. The TMM Companies shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that an Adverse Determination shall have been made pursuant to Section 9(d) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial, or arbitration, on the merits, in which (i) Indemnitee shall not be prejudiced by reason of that adverse determination, and (ii) the TMM Companies shall bear the burden of establishing that Indemnitee is not entitled to indemnification.

(c) If a Favorable Determination shall have been made pursuant to Section 9(d) of this Agreement that Indemnitee is entitled to indemnification, the TMM Companies shall be bound by such Determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The TMM Companies shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the TMM Companies are bound by all the provisions of this Agreement.

(e) Notwithstanding anything in this Agreement to the contrary, no Determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

11. Insurance; Subrogation; Other Rights of Recovery, etc.

(a) Each TMM Company shall use its reasonable best efforts to purchase and maintain a policy or policies of insurance with reputable insurance companies with A.M. Best ratings of “A” or better, providing Indemnitee with coverage for any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf by reason of Indemnitee’s Corporate Status, or arising out of Indemnitee’s status as such, whether or not any such TMM Company would have the power to indemnify Indemnitee against such liability. Such insurance policies shall have coverage terms and policy limits at least as favorable to Indemnitee as the insurance coverage provided to any other director or officer of the TMM Companies. If any TMM Company has such insurance in effect at the time it receives from Indemnitee any notice of the commencement of an action, suit, proceeding or other claim, such TMM Company shall give prompt notice of the commencement of such action, suit, proceeding or other claim to the insurers and take such other actions in accordance with the procedures set forth in the policy as required or appropriate to secure coverage of Indemnitee for such action, suit, proceeding or other claim. Such TMM Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding or other claim in accordance with the terms of such policy. Such TMM Company shall continue to provide such insurance coverage to Indemnitee for a period of at least ten (10) years after Indemnitee ceases to serve as a director or in any other Corporate Status.

(b) In the event of any payment by any TMM Company under this Agreement, such TMM Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee against any other TMM Entity, and Indemnitee hereby agrees, as a condition to obtaining any advancement or indemnification from the TMM Companies, to assign to such TMM Company all of Indemnitee’s rights to obtain from such other TMM Entity such amounts to the extent that they have been paid by such TMM Company to or for the benefit of Indemnitee as advancement or indemnification under this Agreement and are adequate to indemnify Indemnitee with respect to the costs, Expenses or other items to the full extent that Indemnitee is entitled to indemnification or other payment hereunder; and Indemnitee shall (upon request by the TMM Companies) execute all papers required and use reasonable best efforts to take all action reasonably necessary to secure such rights, including execution of such documents as are necessary to enable such TMM Company to bring suit or enforce such rights.

(c) Each of the TMM Companies hereby unconditionally and irrevocably waives, relinquishes and releases, and covenants and agrees not to exercise (and to cause each of the other TMM Entities not to exercise), any rights that such TMM Company may now have or hereafter acquire against any Designating Stockholder (or former Designating Stockholder) or Indemnitee that arise from or relate to the existence, payment, performance or enforcement of the TMM Companies’ obligations under this Agreement or under any other indemnification agreement (whether pursuant to contract, by-laws or charter or other Organizational Documents) with any person or entity, including, without limitation, any right of subrogation (whether pursuant to contract or common law), reimbursement, exoneration, contribution or indemnification, or to be held harmless, and any right to participate in any claim or remedy of Indemnitee against Designating Stockholder (or former Designating Stockholder) or Indemnitee, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Designating Stockholder (or former Designating Stockholder) or Indemnitee, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.

(d) The TMM Companies shall not be liable to pay or advance to Indemnitee any amounts otherwise indemnifiable under this Agreement or under any other indemnification agreement if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise; provided, however, that (i) the TMM Companies hereby agree that they are the indemnitors of first resort under this Agreement and under any other indemnification agreement (i.e., their obligations to Indemnitee under this Agreement or any other agreement or undertaking to provide advancement and/or indemnification to Indemnitee are primary and any obligation of Designating Stockholder (or any affiliate thereof other than a TMM Company), and any obligation of any insurer providing insurance coverage under any policy purchased or maintained by any Designating Stockholder (or by any affiliate thereof, other than a TMM Company) or under any personal umbrella liability insurance policy, to provide advancement, indemnification, or insurance coverage for the same Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee are secondary), and (ii) if any Designating Stockholder (or any affiliate thereof other than a TMM Entity) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws, charter or other Organizational Documents) with Indemnitee, then (x) such Designating Stockholder (or such affiliate, as the case may be) shall be fully subrogated to all rights of Indemnitee with respect to such payment and (y) the TMM Companies shall fully indemnify, reimburse and hold harmless such Designating Stockholder (or such other affiliate) for all such payments actually made by such Designating Stockholder (or such other affiliate).

(e) The TMM Companies’ obligation to indemnify or advance Expenses hereunder to Indemnitee in respect of or relating to Indemnitee’s service at the request of any of the TMM Companies as a director, officer, employee, fiduciary, trustee, representative, partner or agent of any other TMM Entity shall be reduced by any amount Indemnitee has actually received as payment of indemnification or advancement of Expenses from such other TMM Entity, except to the extent that such indemnification payments and advance payment of Expenses when taken together with any such amount actually received from other TMM Entities or under director and officer insurance policies maintained by one or more TMM Entities are inadequate to fully pay all costs, Expenses or other items to the full extent that Indemnitee is otherwise entitled to indemnification or other payment hereunder.

(f) Except as provided in Sections 11(c), 11(d) and 11(e) of this Agreement, the rights to indemnification and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time, whenever conferred or arising, be entitled under applicable law, under the TMM Entities’ Organizational Documents, or under any other agreement, or otherwise. Indemnitee’s rights under this Agreement are present contractual rights that fully vest upon Indemnitee’s first service as a director of any of the TMM Companies. The Parties hereby agree that Sections 11(c), 11(d) and 11(e) of this Agreement shall be deemed exclusive and shall be deemed to modify, amend and clarify any right to indemnification or advancement provided to Indemnitee under any other contract, agreement or document with any TMM Entity.

(g) No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in furtherance of Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the General Corporation Law of the State of Delaware (or other applicable law), whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the TMM Entities’ Organizational Documents and this Agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

12. Employment Rights; Successors; Third Party Beneficiaries.

(a) This Agreement shall not be deemed an employment contract between the TMM Companies and Indemnitee. This Agreement shall continue in force as provided above after Indemnitee has ceased to serve as a director of the TMM Companies or any other Corporate Status.

(b) This Agreement shall be binding upon each of the TMM Companies and their successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators. If any of the TMM Companies or any of their respective successors or assigns shall (i) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the TMM Companies shall assume all of the obligations set forth in this Agreement.

(c) Each Designating Stockholder is an express third party beneficiary of this Agreement, is entitled to rely upon this Agreement, and may specifically enforce the TMM Companies’ obligations hereunder (including but not limited to the obligations specified in Section 11 of this Agreement) as though a party hereunder.

13. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

14. Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Agreement and except as provided in Section 7(a) of this Agreement or as may otherwise be agreed by any TMM Company, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to:

(a) any Proceeding brought by Indemnitee or its Designating Stockholder (other than a Proceeding by Indemnitee (i) by way of defense or counterclaim or other similar portion of a Proceeding, (ii) to enforce Indemnitee’s rights under this Agreement, including rights conferred under Section 7 of this Agreement, or (iii) to enforce any other rights of Indemnitee to indemnification, advancement or contribution from the TMM Companies under any other contract, by-laws or charter or other Organizational Documents or under statute or other law, including any rights under Section 145 of the Delaware General Corporation Law), unless the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors of the applicable TMM Company; or

(b) any Proceeding by any TMM Company against Indemnitee for (i) misappropriation of trade secrets or other confidential information belonging to any TMM Company; (ii) wrongful taking of a corporate opportunity; or (iii) violation of any non-competition agreement.

15. Definitions. For purposes of this Agreement:

(a) “Affiliate” means, with respect to any specified Person, (a) any Person that directly or through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (b) any Person who is a general partner, partner, managing director, manager, officer, director or principal of the specified Person or (c) in the event that the specified Person is a natural Person, a member of the immediate family of such Person; provided that each TMM Entity shall be deemed not to be an Affiliate of any TPG Entity, Oaktree Entity or JHI Entity. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(b) “Corporate Status” means those acts or omissions by Indemnitee in Indemnitee’s past, present or future capacity as a director, officer, employee, fiduciary, trustee, or agent of any of the TMM Entities (including, without limitation, one who serves at the request of any of the TMM Companies as a director, officer, employee, fiduciary, trustee or agent of any other TMM Entity).

(c) “Designating Stockholder” means any of the Sponsors, in each case so long as an individual designated (directly or indirectly) by the Sponsors or any of their respective affiliates serves as a director of any TMM Entity.

(d) “Determination” means a determination that either (x) there is a reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances (a “Favorable Determination”) or (y) there is no reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances (an “Adverse Determination”). An Adverse Determination shall include the decision that a Determination was required in connection with indemnification and the decision as to the applicable standard of conduct.

(e) “Disinterested Director” means a director who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee and does not otherwise have an interest materially adverse to any interest of the Indemnitee.

(f) “Expenses” shall mean all direct and indirect costs, fees and expenses of any type or nature whatsoever and shall specifically include, without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees and costs, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness, in, or otherwise participating in, a Proceeding or an appeal resulting from a Proceeding, including, but not limited to, the premium for appeal bonds, attachment bonds or similar bonds and all interest, assessments and other charges paid or payable in connection with or in respect of any such Expenses, and shall also specifically include, without limitation, all reasonable attorneys’ fees and all other expenses incurred by or on behalf of Indemnitee in connection with preparing and submitting any requests or statements for indemnification, advancement, contribution or any other right provided by this Agreement. Expenses, however, shall not include amounts of judgments or fines against Indemnitee.

(g) “Independent Counsel” means, at any time, any law firm, or a member of a law firm, that (i) is experienced in matters of corporation law and (ii) is not, at such time, or has not been in the five years prior to such time, retained to represent: (A) any TMM Entity or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnities under similar indemnification agreements), or (B) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the TMM Companies or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The TMM Companies agree to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto and to be jointly and severally liable therefor.

(h) “JHI Entities” means JHI Management Limited Partnership, JHI Holding Limited Partnership, JHI Investments Inc., and Intracorp Management Services, LLC, and any other investment fund or related management company or general partner (in each case, other than any TMM Entity) that is an affiliate of any of the foregoing entities or that is advised by the same investment advisor as any of the foregoing entities or by an affiliate of such investment adviser.

(i) “Oaktree Entities” means Oaktree TM Holdings TP, SRL, Oaktree TM Holdings CTB, Ltd., OCM FIE, LLC, and Oaktree Opps Reserve Holdings I, Ltd., and any other investment fund or related management company or general partner (in each case, other than any TMM Entity) that is an affiliate of any of the foregoing entities or that is advised by the same investment advisor as any of the foregoing entities or by an affiliate of such investment adviser.

(j) “Organizational Documents” means the certificate of incorporation, bylaws, limited liability company agreement, operating agreement, partnership agreement, or other similar governing documents.

(k) “Proceeding” includes any actual, threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation (formal or informal), inquiry, administrative hearing or any other actual, threatened, pending or completed proceeding, whether brought by or in the right of any TMM Company or otherwise and whether civil, criminal, administrative or investigative in nature, in which Indemnitee was, is, may be or shall be involved as a party, witness or otherwise, by reason of Indemnitee’s Corporate Status or by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting as director, officer, employee, fiduciary, trustee or agent of any TMM Entity (in each case whether or not he is acting or serving in any such capacity or has such status at the time any liability or expense is incurred for which indemnification or advancement of Expenses can be provided under this Agreement).

(l) “Sponsors” means, collectively, the TPG Entities, the Oaktree Entities and the JHI Entities.

(m) “TMM Entity” means any TMM Company, any of their respective subsidiaries and any other corporation, partnership (including TMM Holdings Limited Partnership), limited liability company, joint venture, trust, employee benefit plan or other enterprise with respect to which Indemnitee serves as a director, officer, employee, partner, representative, fiduciary, trustee, or agent, or in any similar capacity, at the request of any TMM Company.

(n) “TPG Entities” means Toeis, L.P., Builders Holdings International, L.P., TPG Advisors VI-AIV, Inc., TPG Capital, L.P., and TPG Advisors VI, Inc., and any other investment fund or related management company or general partner (in each case, other than any TMM Entity) that is an affiliate of any of the foregoing entities or that is advised by the same investment advisor as any of the foregoing entities or by an affiliate of such investment adviser.

16. Construction. Whenever required by the context, as used in this Agreement the singular number shall include the plural, the plural shall include the singular, and all words herein in any gender shall be deemed to include (as appropriate) the masculine, feminine and neuter genders.

17. Reliance; Integration. The TMM Companies expressly confirm and agree that they have entered into this Agreement and assumed the obligations imposed on each of them hereby in order to induce Indemnitee to serve or to continue to serve as a director of one or more of the TMM Companies, and the TMM Companies acknowledge that Indemnitee is relying upon this Agreement in serving as a director of one or more of the TMM Companies. This Agreement (i) sets forth the entire understanding between the parties with respect to the subject matter hereof, (ii) replaces and supersedes all previous written or oral negotiations, commitments, understandings and agreements relating to the subject matter hereof, including without limitation any and all prior indemnification agreements between Indemnitee and the Company, and (iii) merges all prior and contemporaneous discussions between the parties with respect to the subject matter hereof.

18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in a writing identified as such by all of the parties hereto. Except as otherwise expressly provided herein, the rights of a party hereunder (including the right to enforce the obligations hereunder of the other parties) may be waived only with the written consent of such party, and no waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

19. Notice Mechanics. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)	If to Indemnitee to:

[Address]

Attention: [—]

Facsimile No.: [—]

E-mail: [—]

(b)	If to the TMM Companies, to:

TMM Holdings (G.P.) Inc.
3260 – 666 Burrard Street
Vancouver, British Columbia
Canada V6C 2X8
Attention:	[—]
Facsimile No.:	[—]
E-mail:	[—]

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

The Prudential Tower

800 Boylston Street

Boston, Massachusetts

USA 02119

Attention:	Alfred O. Rose & Amanda M. Morrison

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York

USA 10022

Attention:	George E.B. Maguire

or to such other address as may have been furnished (in the manner prescribed above) as follows: (a) in the case of a change in address for notices to Indemnitee, furnished by Indemnitee to the TMM Companies and (b) in the case of a change in address for notices to any TMM Company, furnished by the TMM Companies to Indemnitee.

20. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the TMM Companies, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for reasonably incurred Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the TMM Companies and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the TMM Companies (and their other directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

21. Governing Law; Submission to Jurisdiction. This Agreement and the legal relations among the parties shall, to the fullest extent permitted by law, be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The TMM Companies and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Court of Chancery of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or otherwise inconvenient forum.

22. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

TMM Companies:	Taylor Morrison Home Corporation

By:
Name:
Title:

Monarch Communities Inc.

By:
Name:
Title:

Taylor Morrison Holdings, Inc.

By:
Name:
Title:

Indemnitee:

[Signature Page to Indemnification Agreement]